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                                                                   EXHIBIT 10.28

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                ALAN C. STANFORD

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of the 15th day of January, 1999, by and among BROADWAY & SEYMOUR, INC. ("Employer"), and ALAN C. STANFORD, an individual having an address at 8100 Sycamore Road, Indianapolis, Indiana 46240 ("Employee"), and amends and restates in its entirety the Employment Agreement dated September 1, 1995 by and among Employer and Employee, as previously amended (the "Prior Agreement").

                              Background Statement

         Employee is currently the Chairman of the Board, Chief Executive Officer and President of Employer. This Agreement sets forth the parties' agreement with respect to Employee's employment in such capacities.

                             Statement of Agreement

         NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the mutual duties and obligations set forth herein, and intending to be legally bound, the parties hereto agree as follows:

         1. Employment. Employer hereby agrees to employ Employee and Employee hereby agrees to serve Employer upon the terms and conditions set forth in this Employment Agreement in the capacities set forth on Exhibit A attached hereto, with the duties and responsibilities of such positions to be determined from time to time by the Board of Directors of Employer.

         2. Term. The term of this Employment Agreement shall begin on January 15, 1999, and end on January 14, 2001, and shall automatically renew for successive two-year terms unless one party notifies the other in writing of its intention to cancel 180 days prior to the expiration of the term.

         3. Compensation, Incentives and Employee Benefits.

         (a) Base Salary. Employer shall pay to the Employee for his performance of services hereunder a base salary ("Base Salary"), which for the first year of employment hereunder shall be at a rate of Three Hundred Thousand and No/100 Dollars ($300,000.00) per year, subject to applicable withholding for taxes. The Employee's Base Salary rate shall be reviewed by Employer annually and may be increased from time to time with the approval of the Compensation Committee of the Board of Directors of Employer. From and after the effective date of any such change the increased rate shall become the Base Salary rate applicable


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thereafter. Base Salary shall be paid in accordance with Employer's general payroll practices as established from time to time.

         (b) Annual Bonus Compensation. Each year during the term of this Agreement and the Prior Agreement (commencing with the year beginning January 1, 1997), Employer shall pay to Employee annual bonus compensation with respect to Employee's and Employer's performance during the prior fiscal year as determined by the Compensation Committee of the Board of Directors. The Compensation Committee shall consider the following (and other) factors in determining the amount of annual bonus compensation payable to Employee, though it need not assign any particular weight to such factors or articulate its rational by reference to such factors: Employer's financial performance during the fiscal year, including earnings per share, Employer's operational performance during the fiscal year, Employee's satisfaction or progress toward goals established by the Compensation Committee or the Board of Directors. Bonus compensation payable under this subsection, if any, shall be paid in connection with annual bonus payments generally made to the executive officers of Employer, and in no event later than fifteen (15) days after Employer files its Annual Report on Form 10-K with the Securities and Exchange Commission.

         (c) Incentive Compensation. In the event that a sale of Employer's Customer Relationship Management business to a third party purchaser (other than Employee or an entity of which Employee owns directly or indirectly more than 10% of the equity interests thereof) (a "CRM Transaction") is consummated (i.e. the transaction is closed) on or prior to December 31, 1999, Employer shall pay to Employee, on the 10th business day following the Measurement Date, a bonus equal to 10% of the amount equal to (i) the excess, if any, of the Fair Market Value of Employer's Common Stock, $.01 par value ("Common Stock"), as of the Measurement Date, over $7.25 (ii) multiplied by the number of shares of Employer's Common Stock outstanding on the Measurement Date. In the event that
(A) a CRM Transaction does not occur and (B) a "Change of Control" as defined solely in Sections 5(b)(i) and (iii) of this Agreement (a "Company Transaction") occurs prior to December 31, 1999, Employer shall pay to Employee, on the 10th business day following the effective date of such Company Transaction, a bonus equal to 10% of the amount equal to (i) the excess, if any, of the Fair Market Value of Employer's Common Stock as of the effective date of the Company Transaction over $7.25, (ii) multiplied by the number of shares of Employer's Common Stock outstanding on the effective date of the Company Transaction. For purposes of this Agreement, "Fair Market Value" shall mean (x) in the case of a CRM Transaction, the average of the closing prices per share of Employer's Common Stock for the 10 trading days preceding the Measurement Date as reported by NASDAQ; (y) in the case of a Company Transaction as defined in Section 5(b)(i), the average of the closing prices per share of Employer's Common Stock for the 10 trading days preceding a person becoming a 40% holder, as reported by NASDAQ; and (z) in the case of a Company Transaction as defined in Section 5(b)(iii), the average price per share received by Employer's shareholders in such merger or consolidation. The "Measurement Date" shall be the 10th trading day following the closing of the CRM Transaction. Notwithstanding any provisions of this Agreement to the contrary, if Employee's employment hereunder is terminated for any reason other than for Cause or as a result of Employee's voluntary resignation without Good Reason, then Employee (or his estate or representative, as applicable) shall continue to be entitled to be


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paid (and Employer shall pay) any bonuses due under this Section 3(c) as a result of the consummation of a CRM Transaction or a Company Transaction, so long as such termination occurred within 120 days prior to consummation of such transaction.

         (d) Stock Options. Employer shall award to Employee such stock options and other stock-based compensation at times and in amounts as deemed appropriate by the Compensation Committee of the Board of Directors of Employer.

         (e) Employee Benefit Plans. In addition to the Base Salary and additional compensation provided for above, Employer shall provide to the Employee the opportunity to participate in all life insurance, medical, dental, optical, disability, and other employee benefit plans (collectively, "Employee Benefit Plans") sponsored from time to time by Employer and covering its employees generally or a particular group of its employees of which the Employee is a member (including participation by the Employee's spouse and dependents to the extent they are eligible under the terms of such plans), subject to the terms and conditions of such benefit plans.

         (f) Reimbursement of Expenses.

         (i) Employer shall pay or reimburse Employee for all reasonable travel expenses incurred by him in connection with his travel to and from offices established as permitted under Exhibit A to Employer's principal offices in Charlotte, North Carolina; provided that Employer shall not reimburse or pay for Employee's expenses for housing (temporary or permanent) in Charlotte. Employer shall pay or reimburse Employee for all reasonable moving expenses incurred if Employee relocates to facilitate performance of services hereunder.

         (ii) Employer shall pay or reimburse Employee for dues charged by business clubs (including dining clubs) of which Employee is currently a member, but shall not reimburse Employee for dues or other expenses of country clubs (including golf or tennis clubs) unless Employee is requested to join any such club by the Board of Directors.

         (iii) Employer shall otherwise pay or reimburse Employee for all reasonable travel and other expenses incurred by him in performing his obligations under this Agreement.

         (iv) Employer shall reimburse or pay Employee's reasonable legal and accounting expense incurred in connection with the negotiation of this Agreement.

         (v) All such expenses shall be appropriately submitted to Employer and, with respect to expenses to be paid or reimbursed pursuant to subparagraph (f)(iii), approved in accordance with the policies approved by the Board of Directors of Employer.


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         (g) Vacation. Employee shall be entitled to paid annual vacation of up to 4 weeks per year.

         4. Duties. During the term hereof, Employee shall devote all of his business time, attention, skills and efforts to the business of Employer and the faithful performance of his duties hereunder; provided, however, that (i) nothing contained herein shall prevent Employee from making outside investments and relationships not inconsistent with the provisions contained herein, and for that purpose may continue to operate Stanford Associates, LLC, and (ii) with the approval of the Board of Directors of Employer, from time to time Employee may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in the reasonable judgment of the Board of Directors of Employer, will not present any conflict of interest with Employer, or materially affect the performance of Employee's duties pursuant to this Agreement. Except for such incidental matters as may be assigned by Employer from time to time, Employee shall neither be demoted from his position as set forth on Exhibit A, nor shall the duties or responsibilities normally associated with those positions be reduced during the term of this Agreement.

         5. Termination.

         (a) Termination By Employer Without Cause. The parties recognize (i) that the Board of Directors of Employer has the duty to use its judgment in the best interests of Employer in determining whether to remove Employee as an executive officer of Employer even though there may be no legal cause therefor under this Agreement, and (ii) that any action or inaction of the Board of Directors of Employer pursuant to clause (i) shall not prejudice the rights of Employee under this Agreement. Accordingly, the parties agree that, subject to all other provisions of this paragraph 5, Employer shall have the right at any time during the term of this Agreement to terminate Employee's employment hereunder without cause. Such right of termination may be exercised by removal of Employee by the Board of Directors of Employer or the failure of the Board of Directors of Employer to elect or reelect Employee as an executive officer of Employer or otherwise. Termination under this Section 5(a) shall be deemed to occur on the date that Employee is notified thereof.

         (b) Termination by Employee. Employee may terminate his employment with Employer, for any reason or without reason, during the term of this Agreement. Such termination must be accompanied by the delivery of at least 60 days' written notice delivered to Employer, unless the termination is for "Good Reason" (as defined below), in which case termination shall become effective ten
(10) days after delivery to Employer by Employee of a notice of termination. For purposes of this Agreement, "Good Reason" shall mean (x) a "Change of Control" of Employer (as defined below), (y) a Constructive Termination of this Agreement (as defined below) or (z) a failure by Employer to comply with any material provision of this Agreement which has not been cured within ten (10) days after written notice of such noncompliance has been given by Employee to Employer. For the purpose of this Agreement, a "Change of Control," shall mean if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than any underwriter or member of an underwriting syndicate


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or group with respect to a public offering of securities of Employer registered under the Securities Act of 1933, as amended, Employer or any "person" who on the date hereof is a director or officer of Employer or whose shares of Employer's stock are treated as "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof) by any such director or officer), is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 40% or more of the combined voting power of Employer's then-outstanding securities, (ii) less than a majority of the members of the Board of Directors of Employer are persons who were either nominated for election by the Board of Directors or selected by the Board of Directors of Employer, (iii) a merger or consolidation of Employer with any other corporation is consummated, other than a merger or consolidation which results in the "Voting Securities" (as defined below) of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into "Voting Securities" of the surviving entity) at least 40% of the total voting power immediately after such merger or consolidation, or (iv) a CRM Transaction is consummated. Notwithstanding the foregoing, as used in this Agreement, "Voting Securities" shall mean any securities of Employer which vote generally in the election of directors. For the purpose of this Agreement, "Constructive Termination" shall mean that after the date hereof (x) the Employee is assigned duties other than or inconsistent with those of Chief Executive Officer of Employer, (y) Employee is required to change his place of residence from Indianapolis, Indiana, or (z) the Employee is required to report other than to the Board of Directors of Employer.

         (c) Termination Payments.

         (i) If Employer terminates Employee's employment hereunder pursuant to paragraph 5(a) hereof for any reason other than for "Cause", as defined herein, or if Employee terminates his employment hereunder for "Good Reason," as defined herein, then immediately upon the effectiveness of the termination, Employer shall make a lump sum cash payment to Employee in an amount equal to two times the sum of (A) Employee's annual Base Salary as in effect immediately prior to the date of such event, and (B) the aggregate amount of cash bonuses paid to Employee with respect to the most recent fiscal year, provided, however, that such bonuses shall not include any bonus awarded to Employee pursuant to Section 3(c) above. Notwithstanding anything to the contrary expressed or implied herein, in the event that a sale of the CRM business is consummated prior to December 31, 1999, Employee shall, at the purchaser's election, provide reasonable consulting services on a full-time basis for up to six (6) months following the closing for which Employee shall be paid at a rate no less than the annual Base Salary as in effect immediately prior to the effectiveness of Employee's termination hereunder. Employee agrees further that, notwithstanding anything to the contrary expressed or implied in
         Section 7 below, during such consulting period Employee shall not violate the provisions of Section 7(c). Employee acknowledges and agrees that any material breach by him of this covenant shall be a material breach of this Agreement and that Employer, in addition to, and without waiving any other remedy, shall have the right to


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         require Employee to return all separation payments and bonus payments made by Employer pursuant to Sections 5(c) or 3(c) of this Agreement.

         (ii) From and after the termination of Employee's employment for Cause, Employee's voluntary termination of employment other than for Good Reason, or Employee's death, Employer shall not be liable to Employee, his spouse or his personal representative for the payment of salary, benefits, or payments of any kind, except for amounts payable under this Agreement that are attributable to services performed by Employee prior to the termination of his employment and except for amounts payable pursuant to the terms of any Employer benefits, disability, retirement or similar plan in which Employee may be a participant.

         (iii) In the circumstances described in the last sentence of Section 3(c), Employee shall remain entitled to payment of the bonuses due under such section after termination of Employee's employment by Employer.

         (d) Termination by Employer for Cause. Employer may terminate Employee's employment hereunder for Cause. "Cause" means (i) the substantial failure of Employee to carry out and perform his duties after written notice from the Board of Directors of Employer; (ii) the repeated refusal by Employee to follow the lawful directions of the Board of Directors; (iii) the commission of an act by Employee constituting financial dishonesty against Employer; (iv) the commission of an act by Employee involving a felony; (v) the commission of an act by Employee involving moral turpitude that brings Employer or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of Employer or its subsidiaries; or (vi) violation by Employee of any provision of Section 7 hereof.

         (e) Disability. If the Employee is unable to perform his duties hereunder for a period of six consecutive months due to disability (as defined by the primary disability insurance carrier then providing such insurance coverage for the Employer's executive officers), Employee's employment hereunder may be terminated at Employer's discretion by giving to the Employee written notice specifying a termination date subsequent thereto and also subsequent to the end of said six-month period; provided, however, that for a two-year period following such termination, Employee shall continue as an employee of Employer for all purposes (including without limitation Employer's benefit plans and Employer's 1996 Stock Option Plan) and Employer shall pay to Employee any portion of Employee's Base Salary (as in effect immediately prior to such termination) not paid by the disability insurance carrier(s) then providing coverage for Employer's executive officers.

         (f) No Mitigation. Employee shall have no obligation to seek other employment in the event of termination of his employment and no compensation or other benefits received by Employee from any other employment shall reduce or limit Employer's obligation to make payment under paragraph 5(c).


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         6. Confidential Information. Employee shall not, at any time during or following his employment by Employer regardless of the reason for such termination of employment, furnish, divulge, communicate, use to the detriment of Employer or for the benefit of any business, firm, person, partnership, trust or corporation, or otherwise, any of Employer's confidential information, data, trade secrets, sales methods, names of customers, advertising methods, financial affairs or methods of procurement, or take with him any document or paper relating to the foregoing, it being acknowledged that Employee received or obtained all of the above in confidence and as a fiduciary of Employer.

         7. Non-Competition. Employee agrees that during the term hereof and for a period of two years following termination of Employee's employment hereunder (but the provisions of subsection (c) below shall not apply to Employee after termination of his employment if the termination was by Employer without Cause or by Employee for Good Reason):

         (a) Employee will not directly or indirectly, individually or as a partner, employee, stockholder, consultant, agent, officer, director, advisor or in any other capacity, solicit any of the customers of Employer or its subsidiaries (collectively, the "Company") for the purpose of selling any service or product similar to those provided by the Company, or in any manner attempt to induce any of the Company's customers or suppliers to withdraw, reduce or divert any of their business from the Company or otherwise interfere or attempt to interfere with any business relationship between the Company and its customers or suppliers; provided, however, that Employer recognizes that Employee possesses general management and management consulting skills and agrees that the exercise of such skills are not proscribed by this paragraph 7(a). For the purposes of this paragraph 7(a), customers shall mean any client, account or customer of the Company that has transacted any business with or been contacted by the Company during the last twenty-four (24) months of the term of Employee's employment.

         (b) Employee will not in any manner induce or attempt to induce any of the Company's employees to leave the employment of the Company to become associated with any business operation selling any service or product similar to those provided by the Company.

         (c) Employee will not directly or indirectly, either as principal, agent, manager, employee, owner (if the percentage of ownership exceeds one percent (1%) of the net worth of the business), partner (general or limited), director, officer, consultant or in any other capacity, participate in any business operation engaged in a business selling any service or product similar to those provided by the Company.

         8. Limitations on Scope. Because of the current and contemplated future operations of Employer in the geographic areas hereinafter set forth, it is further understood and agreed by the parties hereto that the restriction set forth in paragraph 7(c) shall apply to a business operation engaged in the following geographic areas:

         (i) The State of North Carolina;

         (ii) The State of New York;


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         (iii) The State of California;

         (iv) The State of Illinois;

         (v) The State of Florida;

         (vi) The State of Massachusetts;

         (vii) The State of Texas;

         (viii) Any State contiguous with the State of North Carolina;

         (ix) Any State contiguous with the State of New York;

         (x) Any State east of the Mississippi River;

         (xi) Any State of the United States of America.

         The parties intend the above geographical areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

         9. Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that in the event a court should determine that this Agreement or any of the covenants contained herein is unreasonable, void or invalid, for any reason whatsoever, then in such event, the parties hereto agree that the duration, geographical or other limitation imposed herein should be as the court, or jury, if applicable, should determine to be fair and reasonable, it being the intent of each of the parties hereto to be subject to an agreement that protects the legitimate competitive interests of Employer and does not unreasonably curtail the rights of the Employee.

         10. Employee's Representation. Employee represents that his experience and capabilities are such that the provisions of paragraph 7 will not prevent him from earning a livelihood.

         11. Employer's Right to Obtain an Injunction. Employee acknowledges that Employer will have no adequate means of protecting its rights under paragraphs 7 and 8 of this Agreement other than securing an injunction. Accordingly, Employee agrees that Employer is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in a court of competent jurisdiction. Employee acknowledges that the recovery of damages by Employer will not be an adequate means to redress a breach of

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this Agreement. Nothing contained in this paragraph, however, shall prohibit
Employer from pursuing any remedies in addition to injunctive relief, including recovery of damages.

         12. General Provisions.

         (a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by Employer and supersedes any and all prior employment or compensation agreements between Employer and Employee.

         (b) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the prior written consent of Employer; provided, however, that nothing shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

         (c) Binding Agreement. This Employment Agreement shall be binding upon, and inure to the benefit of, Employee and Employer and their respective permitted successors and assigns, and in the case of Employer shall also be binding upon any person or entity that shall acquire all or substantially all of the assets of Employer.

         (d) Amendment or Modification of Employment Agreement. This Employment Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (e) Insurance. Employer, at its discretion, may apply for and procure in its own name and for its own benefit, life insurance on Employee in any amount or amounts considered advisable; and Employee shall have no right, title or interest therein, and further, Employee agrees to submit to any medical or other examination and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain such insurance.

         (f) Notices. All notices under this Employment Agreement shall be in writing and shall be deemed effective when delivered in person (in the case of Employer, to its General Counsel) or when mailed, if mailed by certified mail, return receipt requested. Notices mailed shall be addressed, in the case of Employee, to him at his residential address currently on file with Employer, and in the case of Employer, to its corporate headquarters, attention of the General Counsel, or to such other address as Employer or Employee may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by telegram or telex.

         (g) Waiver. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The provisions of this paragraph 13(g) cannot be waived except in writing signed by both parties.


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         (h) Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of North Carolina, exclusive of its choice of law provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           BROADWAY & SEYMOUR, INC.

                                           By: /s/ Lillian N. Wilson
                                               ---------------------------------
                                               Lillian N. Wilson
                                               Vice President

                                           /s/ Alan C. Stanford           (SEAL)
                                           -------------------------------


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                                   EXHIBIT A

         Employee shall serve as Chairman, Chief Executive Officer and President of Employer and shall be the principal executive officer of Employer and shall also have day-to-day responsibility for all operational activities of the Company. Employee shall not be required to permanently relocate to Charlotte, North Carolina; provided that he shall retain offices at which he may be regularly contacted and shall generally be available to perform a work-week equivalent at Employer's principal executive offices each work week.

         Upon expiration of Employee's current term as a director of Employer, the Board of Directors or a nominating committee thereof shall, subject to fiduciary duties, nominate Employee for re-election as a director.


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